Exhibit 99.1

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 15, 2001)

                        [BROADBAND HOLDRS(SM) TRUST LOGO]

                        1,000,000,000 Depositary Receipts
                            Broadband HOLDRS(SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 15, 2001, which updated the original prospectus dated April 5, 2000 relating to the sale of up to 1,000,000,000 depositary receipts by the Broadband HOLDRS(SM) Trust.

         The share amounts specified in the table on page 10 of the base prospectus shall be replaced with the following:

                                                                   Primary
                                                        Share      Trading
                   Name of Company       Ticker        Amounts     Market
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Applied Micro Circuits Corporation        AMCC            2       NASDAQ
Broadcom Corporation                      BRCM            2       NASDAQ
Ciena Corporation                         CIEN            2       NASDAQ
Comverse Technology, Inc.                 CMVT            2       NASDAQ
Conexant Systems, Inc.                    CNXT            2       NASDAQ
Copper Mountain Network, Inc.             CMTN            1       NASDAQ
Corning, Inc.                             GLW             9         NYSE
JDS Uniphase Corporation                  JDSU          11.8      NASDAQ
Lucent Technologies, Inc.                  LU            29         NYSE
Motorola, Inc.                            MOT            18         NYSE
Next Level Communications, Inc.           NXTV            1       NASDAQ
Nortel Networks Corporation                NT            28         NYSE
PMC-Sierra, Inc.                          PMCS            1       NASDAQ
Qualcomm Incorporated                     QCOM            8       NASDAQ
RF Micro Devices, Inc.                    RFMD            2       NASDAQ
Scientific-Atlanta, Inc.                  SFA             2         NYSE
Sycamore Networks, Inc.                   SCMR            3       NASDAQ
Tellabs, Inc.                             TLAB            4       NASDAQ
Terayon Communications Systems, Inc.      TERN            2       NASDAQ

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2001.